UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2013

NB&T FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

OHIO	0-23134	31-1004998
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

48 N. South Street, Wilmington, Ohio 45177

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (937) 382-1441

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

The following was contained in a press release issued by NB&T Financial Group, Inc., on or about June 18, 2013:

NB&T Financial Group, Inc.(Nasdaq: NBTF), parent company of The National Bank and Trust Company, Wilmington, Ohio, has declared a dividend of $.30 per share payable July 22, 2013 to shareholders of record on June 28, 2013. This dividend is the same as the previous quarter’s dividend and the dividend declared in May 2012.

Additionally, John J. Limbert, President and CEO, noted, “As our website, NBTDirect.com, has become more popular for both our customers and investors, we will release future public disclosures there and through filings with the SEC. Besides being a more cost effective way to reach our investors, hopefully, NBTDirect.com will entice all our investors to utilize their bank for their financial needs.”

NB&T Financial had, as of March 31, 2013, total assets of $674 million, cash management accounts totaling $41 million, trust and brokerage assets with a market value of $316 million, and loans serviced for others of $43 million, resulting in a total of $1.07 billion in assets under management, and currently operates 22 full service offices in six southwestern Ohio counties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NB&T Financial Group, Inc.

By:	/s/ Craig F. Fortin
Craig F. Fortin Senior Vice President, Chief Financial Officer

Date: June 18, 2013